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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 2, 2000



                         Commission File Number: 0-18942

                          ILM II SENIOR LIVING, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)


        Virginia                                               06-1293758
--------------------------                                 ---------------------
 (State of organization)                                    (I.R.S. Employer
                                                           Identification No.)


1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia          22102
----------------------------------------------------------  --------------------
(Address of principal executive office)                          (Zip Code)


Registrant's telephone number, including area code:            (888) 257-3550




                               (Page 1 of 5 pages)
                         Exhibit Index Appears on Page 5


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ITEM 5.  OTHER EVENTS.

A.    Facilities Lease Agreement
      --------------------------

      On June 7, 2000, ILM II Senior Living, Inc. (the "Company") caused ILM II Holding, Inc. ("Holding II"), its subsidiary, to deliver to ILM II Lease Corporation ("Lease II"), an affiliate of the Company and Holding II, a notice stating that pursuant to the terms of the existing Facilities Lease Agreement by and between Holding II (as lessor) and Lease II (as lessee) dated September 1, 1995, as amended (the "Facilities Lease Agreement"), the Facilities Lease Agreement would terminate on the date of consummation of the pending merger of the Company with Capital Senior Living Corporation ("Capital"). Subject to the satisfaction of certain conditions and the receipt of requisite approvals, consummation of the merger is expected to occur on or about July 30, 2000. Although the Facilities Lease Agreement, by its terms, is scheduled to expire on December 31, 2000, it may be terminated earlier at the election of Holding II, upon the sale of Holding II's senior living communities to a non-affiliated third party.

      If the merger is not consummated it is anticipated that the Facilities Lease Agreement will remain in full force and effect pursuant to its terms. If the merger is not consummated and Lease II otherwise ceases to operate the senior living communities, Holding II intends to operate the senior living communities directly. If this was to occur, Holding II would, given its present operations, cease to qualify as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. As a result, Holding II's income would be taxable to Holding II and, upon distribution of such income in the form of a dividend to its shareholders, such income would be taxable to its shareholders as well.

B.    Future Dividends
      ----------------

      On June 2, 2000, the Company's Board of Directors unanimously agreed not to declare any dividends on shares of the Company's common stock for the remainder of Fiscal Year 2000. The Company cited transaction costs previously incurred and to be incurred through closing of the pending merger with Capital and the establishment of a reserve to fund the short-term operations of the Company's senior living communities if the proposed merger with Capital is not consummated. The Company also announced that, should the merger not be consummated, its Board of Directors would reevaluate its dividend policy.





                              (Page 2 of 5 pages)
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  Not Applicable

      (b)  Not Applicable

      (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

           99.1 Press Release of ILM II Senior Living, Inc. dated June 14, 2000.










                              (Page 3 of 5 pages)
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ILM II SENIOR LIVING, INC.


                                 By: /s/J. William Sharman, Jr.
                                     --------------------------
                                        J. William Sharman, Jr.
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer


Dated:  June 14, 2000






                              (Page 4 of 5 pages)

                                  EXHIBIT INDEX
                                  -------------
                                                                   Page No.

 99.1   Press Release of ILM II Senior Living, Inc. dated              6
        June 14, 2000.





















                              (Page 5 of 5 pages)